Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

Effective as of January 1, 2018, Business First Bancshares, Inc. (“Business First”), the parent company of Business First Bank, Baton Rouge, Louisiana, completed its previously announced acquisition of Minden Bancorp, Inc. (“Minden Bancorp”), the parent company of MBL Bank, Minden, Louisiana. Pursuant to the Agreement and Plan of Reorganization dated October 5, 2017 (the “Reorganization Agreement”) by and among Business First, Minden Bancorp and BFB Acquisition Company, a wholly-owned subsidiary of Business First (“BFB Acquisition Company”), BFB Acquisition Company was merged with and into Minden Bancorp, with Minden Bancorp surviving the merger (the “Merger”). Immediately following the initial Merger, Minden Bancorp was merged with and into Business First, with Business First surviving, and MBL Bank was merged with and into Business First Bank, with Business First Bank surviving the merger.

The unaudited pro forma financial information is based on historical financial statements for both Business First and Minden Bancorp. The unaudited pro forma combined consolidated balance sheet as of December 31, 2017 gives effect to the Minden Bancorp acquisition as if it was completed on such date. The unaudited pro forma combined consolidated income statement for the year ended December 31, 2017 illustrates the effect of the acquisition of Minden Bancorp had it occurred on January 1, 2017.

The unaudited pro forma combined financial statements should be read in conjunction with the historical audited consolidated financial statements and notes thereto of Business First contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2018, and Minden Bancorp’s historical audited financial statements for the year ended December 31, 2017, which are included as Exhibit 99.1 to this Current Report on Form 8-K/A.

The unaudited pro forma financial information is presented based on the assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial statements do not include any pro forma adjustments relating to costs of integration that the combined company may incur or post-integration cost reductions that may be realized as such adjustments would be forward-looking. The unaudited pro forma combined financial statements also do not reflect non-recurring charges related to integration activities.

The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had occurred as of the date or during the periods presented nor is it necessarily indicative of future operating results or financial position.

business first bancshares, inc. and subsidiaries

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As Of DECEMBER 31, 2017

(all amounts are in thousands, except per share data, unless otherwise included)

	Business First Bancshares	Minden Bancorp	Purchase Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$116,411	$15,891	$(56,187)	a	$76,115
Available-for-sale investment securities	179,148	99,626	241	b	279,015
Loans, net of unearned income	975,284	195,364	(2,650)	c	1,167,998
Allowance for loan losses	(8,765)	(2,073)	2,073	c	(8,765)
Net loans	966,519	193,291	(577)		1,159,233
Mortgage loans held for sale	201	-	-		201
Premises and equipment (net)	8,780	2,678	-		11,458
Bank owned life insurance	23,200	743	(2)	d	23,941
Others real estate owned	227	-	-		227
Goodwill	6,824	-	25,992	e	32,816
Other intangible assets	2,003	-	2,494	f	4,497
Other assets	17,943	2,843	(177)	g	20,609
Total assets	$1,321,256	$315,072	$(28,216)		$1,608,112
Liabilities
Non-interest-bearing	$264,646	$34,962	$-		$299,608
Interest bearing	790,887	228,989	-		1,019,876
Total deposits	1,055,533	263,951	-		1,319,484
Borrowings	80,501	21,047	-		101,548
Other liabilities	5,287	1,858	-		7,145
Total liabilities	1,141,321	286,856	-		1,428,177
Equity
Preferred stock	-	-	-		-
Common stock	10,232	24	(24)	h	10,232
Surplus	144,172	31,105	(31,105)	h	144,172
Retained earnings	27,175	(2,165)	2,165	h	27,175
Accumulated other comprehensive income (loss)	(1,644)	(748)	748	h	(1,644)
Total shareholders’ equity	179,935	28,216	(28,216)		179,935
Non-controlling interest	-	-	-		-
Total equity	179,935	28,216	(28,216)		179,935
Total liabilities and shareholders’ equity	$1,321,256	$315,072	$(28,216)		$1,608,112

Basic common shares outstanding	10,232,495	2,409,107	(2,409,107)		10,232,495
Book value per basic common share outstanding	$17.58	$11.71			$17.58

a. Cash purchase price paid for shares, options and restricted stock awards

b. Adjust Minden Bancorp securities to fair market value per FTN Financial (difference in valuation between Minden Bancorp and Business First Bancshares bond accounting systems)

c. Elimination of Minden Bancorp Allowance for Loan Losses, recognition of $2.65MM purchased loan discount

d. Fair market value adjustment to BOLI asset

e. Recognition of unallocated goodwill

f. Core deposit intangible

g. Net of deferred tax asset and liability entries associated with transaction

h. Elimination of Minden Bancorp’s equity

business first bancshares, inc. and subsidiaries

UNAUDITED PRO FORMA COMBINED CONSOLIDATED Income Statement

For the YEar Ended December 31, 2017

(all amounts are in thousands, except per share data, unless otherwise included)

	Business First Bancshares	Minden Bancorp	Business First Bancshares Capital Raise	Pro Forma Combined	Pro Forma Adjustments		Adjusted Pro Forma Combined
Interest income:
Interest and fees on loans	$47,516	$11,368		$58,884	$ ─	a	$58,884
Interest income on securities	3,829	2,155		5,984	--	e	5,984
Other interest income	256	155		411			411
Total interest income	51,601	13,678		65,279			65,279
Interest expense:
Interest expense on deposits	6,328	1,421		7,749	─	d	7,749
Interest expense on borrowings	901	46		947			947
Total interest expense	7,229	1,467		8,696			8,696
Net interest income	44,372	12,211		56,583			56,583
Provision for loan losses	4,237	130		4,367			4,367
Net interest income after provision	40,135	12,081		52,216			52,216
Non-interest income:
Service charges on deposit accounts	2,109	545		2,654			2,654
Gain (loss) on sale of securities	31	(263)		(232)			(232)
Other non-interest income	3,478	369		3,847			3,847
Total non-interest income	5,618	651		6,269			6,269
Non-interest expense:
Salaries and employee benefits	21,482	4,039		25,521			25,521
Net occupancy and depreciation expense	4,820	637		5,457	─	b	5,457
Amortization of intangibles	276	─		276	249	c	525
Other non-interest expense	10,224	1,998		12,222	(2,175)	h	10,047
Total non-interest expense	36,802	6,674		43,476	(1,926)		41,550
Net earnings from continuing operations	8,951	6,058		15,009	1,926		16,935
Net earnings from discontinued operations	─	─		─			─
Net earnings attributable to noncontrolling interest	─	─		─			─
Income tax expenses (benefit)	4,103	2,126		6,229	336	g	6,565
Net income available to common shareholders	$4,848	$3,932		$8,780	$1,590		$10,370
Basic earnings per common share	$0.70	$1.66					$1.01
Weighted average common shares outstanding	6,928,168	2,369,775	3,299,925		(2,369,775)	f	10,228,093
Diluted earnings per common share	$0.67	$1.62					$0.98
Weighted average diluted common shares outstanding	7,273,990	2,432,084	3,299,925		(2,432,084)	f	10,573,915

See accompanying notes to the unaudited pro forma combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Pro Forma Presentation

The unaudited pro forma combined consolidated balance sheet as of December 31, 2017 and the unaudited pro forma combined consolidated income statement for the year ended December 31, 2017, are based on the historical financial statements of Business First and Minden Bancorp after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined consolidated balance sheet as of December 31, 2017 gives effect to the merger as if it occurred on such date. The unaudited pro forma combined consolidated income statement for the year ended December 31, 2017 gives effect to the merger as if it occurred on January 1, 2017. Such financial statements do not reflect any cost savings or operating synergies which may occur subsequent to the merger, or the cost to achieve such cost savings or operating synergies or any anticipated disposition of assets which may result from integration of the operations of the two companies. The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operation or financial position that might have been achieved for the periods indicated, nor is it necessarily indicative of the future results of the combined company. Certain historical financial information has been reclassified to conform to the current presentation.

The transaction will be accounted for under the acquisition method of accounting in accordance with the Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (ASC 805). Under ASC 805, all of the assets acquired and liabilities assumed in a business combinations are recognized at their acquisition-date fair values, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the purchase price over the fair value of assets acquired and liabilities assumed, if any, net of deferred tax allocations, is recorded to goodwill.

Note 2—Pro Forma Allocation of Purchase Price

The following table shows the pro forma allocation of purchase price to net assets acquired and the pro forma goodwill generated from the transaction:

Purchase Price:	$(000)
Cash purchase price	$56,187

Net assets acquired:
Cash and cash equivalents	$15,891
Available-for-sale investment securities	99,867
Loans, net of unearned income	192,714
Premises and equipment, net	2,678
Bank owned life insurance	741
Other intangible assets	2,494
Other assets	2,666
Total assets	317,051
Non-interest bearing deposits	34,962
Interest bearing deposits	228,989
Total deposits	263,951
Borrowings	21,047
Other liabilities	1,858
Total liabilities	286,856
Net assets acquired	30,195
Goodwill	$25,992

Note 3—Preliminary Unaudited Pro Form and Acquisition Accounting Adjustments

The following preliminary unaudited pro forma adjustments have been reflected in the unaudited condensed combined financial information. All adjustments are based on current valuations and assumptions which are subject to change. The descriptions related to these preliminary adjustments are as follows:

(a)

Purchase Accounting Adjustments— Based on Business First’s initial evaluation of the acquired portfolio of loans, a fair value adjustment of $(2.65) million was recorded to reflect the credit risk of the portfolio. No material interest rate risk adjustment was identified.

(b)

Purchase Accounting Adjustments— The net fair value adjustment to the net book value of property held by Minden Bancorp is negligible based on Business First’s initial evaluation of comparable sales and other relevant market information obtained from an independent third party. The adjustments to depreciation expense due to adjustments in estimated useful life are also considered immaterial.

(c)

Purchase Accounting Adjustments— Based on Business First’s initial evaluation of core deposits, the identified core deposit intangible of $2.5 million will be amortized on a straight line basis over an estimated useful life of 10 years. The amortization expense associated with the core deposit intangible was an increase to non-interest expense of $249,000 for the year ended December 31, 2017.

(d)	Purchase Accounting Adjustments— Minden Bancorp's fixed-rate deposit liabilities bear rates similar to current market rates. No fair value adjustment was necessary.

(e)

Purchase Accounting Adjustments— Accumulated other comprehensive income was adjusted to reverse Minden Bancorp’s historical accumulated other comprehensive income balance. The ($748,000) unrealized loss that existed as of December 31, 2017 does not have a material impact on the income stream of the portfolio.

(f)

Purchase Accounting Adjustments— Common shares outstanding were adjusted to record shares of Business First stock sold in the capital offering used to fund the transaction; recalculated weighted average shares assuming no October 2017 capital raise and adjusted the shares as if the capital raise was completed on January 1, 2017.

(g)

Pro Forma Adjustments— Income taxes were adjusted to reflect the tax effects of the purchase accounting adjustments using Business First’s statutory rate of 34% for 2017 taking into consideration nondeductible merger expenses.

(h)	Pro Forma Adjustments— Excludes nonrecurring merger expenses of audit, legal, consulting, etc.

Note 4—Preliminary Unaudited Pro Forma Regulatory and Tangible Capital Ratios

The following information reflects the unaudited pro forma balances used for calculating pro forma regulatory and tangible capital ratios as of December 31, 2017 for Business First and Business First Bank, and gives effect to the merger as if it occurred on that date.

Business First Bancshares, Inc.	As of December 31, 2017(1)	Adjustments		Pro Forma

Common stock plus surplus	$154,404			$154,404
Retained earnings	27,175			27,175
Accumulated other comprehensive income (AOCI)	(1,644)			(1,644)
Common equity tier 1 capital before adjustments and deductions	179,935			179,935
Less: Goodwill	6,824	25,992	(2)	32,816
Less: Other intangible assets net of DTLs	1,602	1,995	(2)	3,597
Less: Deferred tax assets	282			282
Less: AOCI	(1,644)			(1,644)
Less: Other Tier 1 Capital adjustments	71			71
Total Tier 1 Capital	172,800			144,813
Allowance for loan losses includable in Tier 2 capital	8,765			8,765
Total Capital	$181,565			$153,578
Average total tangible consolidated assets	$1,277,231	$319,588	(3)	$1,596,819
Total risk-weighted assets	$1,192,342	$191,237	(4)	$1,383,579
Risk-based capital ratios:
Common equity tier 1 capital ratio [6]	14.49%			10.47%
Tier 1 capital ratio [7]	14.49%			10.47%
Total capital ratio [8]	15.23%			11.10%
Tier 1 leverage ratio [9]	13.53%			9.07%

(1) As reported on Business First's FRY-9C filed with the Federal Reserve.
(2) Adjustment to reflect preliminary estimate of goodwill and intangibles net of the deferred tax liability. See also Note 2, “Pro Forma Allocations of Purchase Price.”
(3) Adjustments to average tangible assets include the following:
MBL Bank’s average assets as reported on the December 31, 2017 Call Report	$319,926
Decrease for fair value adjustment on loans	(2,650)
Increase for reversal of MBL Bank’s allowance for loan losses	2,073
Adjustments for other merger-related fair value entries	239
Adjusted average assets	$319,588

(4) Adjustment to reflect the risk-based assets as reported by MBL Bank on the December 31, 2017 Consolidated Reports of Condition and Income, adjusted by the following:
MBL Bank’s risk weighted assets as reported on the December 31, 2017 Call Report	$193,648
Decrease for fair value adjustment on loans	(2,650)
Adjustments for other merger-related fair value entries	239
Adjusted risk-weighted assets	$191,237
See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information regarding fair value adjustments.
(6) The common equity tier 1 capital ratio is calculated as common equity tier 1 capital divided by risk weighted assets.
(7) The tier 1 capital ratio is calculated as total tier 1 capital divided by risk weighted assets.
(8) The total capital ratio is calculated as total qualified capital divided by risk weighted assets.
(9) The tier 1 leverage ratio is calculated as tier 1 capital divided by average tangible assets for the quarter.

Business First Bank
	As of December 31, 2017(1)	Adjustments		Pro Forma
Common stock plus surplus	$89,092	$56,187	(2)	$145,279
Retained earnings	31,728			31,728
Accumulated other comprehensive income (AOCI)	(1,644)			(1,644)
Common equity tier 1 capital before adjustments and deductions	119,176			175,363
Less: Goodwill	6,824	25,992	(3)	32,816
Less: Other intangible assets net of DTLs	1,602	1,995	(3)	3,597
Less: Deferred tax assets	282			282
Less: AOCI	(1,644)			(1,644)
Less: Other Tier 1 Capital adjustments	71			71
Total Tier 1 Capital	112,041			140,241
Allowance for loan losses includable in Tier 2 capital	8,765			8,765
Total Capital	$120,806			$149,006
Average total tangible consolidated assets	$1,276,003	$319,588	(4)	$1,595,591
Total risk-weighted assets	$1,179,710	$191,237	(5)	$1,370,947
Risk-based capital ratios:
Common equity tier 1 capital ratio [6]	9.50%			10.23%
Tier 1 capital ratio [7]	9.50%			10.23%
Total capital ratio [8]	10.24%			10.87%
Tier 1 leverage ratio [9]	8.78%			8.79%

(1) As reported on Business First Bank's December 31, 2017 Call Report filed with the FDIC.
(2) Reflects net assets of MBL Bank acquired
(3) Adjustment to reflect preliminary estimate of goodwill and intangibles net of the deferred tax liability. See also Note 2, “Pro Forma Allocation of Purchase Price.”
(4) Adjustments to average tangible assets include the following:
MBL Bank’s average assets as reported on the December 31, 2017 Call Report	$319,926
Decrease for fair value adjustment on loans	(2,650)
Increase for reversal of MBL Bank’s allowance for loan losses	2,073
Adjustments for other merger-related fair value entries	239
Adjusted average assets	$319,588
(5) Adjustment to reflect the risk-based assets as reported by MBL Bank on the December 31, 2017 Consolidated Reports of Condition and Income, adjusted by the following:
MBL Bank’s risk weighted assets as reported on the December 31, 2017 Call Report	$193,648
Decrease for fair value adjustment on loans	(2,650)
Adjustments for other merger-related fair value entries	239
Adjusted risk-weighted assets	$191,237
See also Note 3, “Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments” for additional information regarding fair value adjustments.
(6) The common equity tier 1 capital ratio is calculated as common equity tier 1 capital divided by risk weighted assets.
(7) The tier 1 capital ratio is calculated as total tier 1 capital divided by risk weighted assets.
(8) The total capital ratio is calculated as total qualified capital divided by risk weighted assets.
(9) The tier 1 leverage ratio is calculated as tier 1 capital divided by average tangible assets for the quarter.